EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pivotal Software, Inc. of our report dated March 29, 2019 relating to the financial statements, which appears in Pivotal Software, Inc.'s Annual Report on Form 10-K for the year ended February 1, 2019.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 2019